Exhibit 10.03


         NINTH AMENDMENT TO LETTER OF CREDIT AGREEMENTS

          THIS NINTH AMENDMENT TO LETTER OF CREDIT AGREEMENTS (this "Amendment"), is made and entered into as of April 5, 2002 (the "Effective Date"), by and among CONSOLIDATED FREIGHTWAYS CORPORATION, a Delaware corporation ("Debtor"), the other Credit Parties signatory to the Letter of Credit Agreement described below (collectively, together with the Debtor, the "Credit Parties") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital").

                      W I T N E S S E T H:

          WHEREAS, Debtor and GE Capital are parties to that certain Letter of Credit Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Letter of Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Letter of Credit Agreement), pursuant to which GE Capital has committed to make certain letters of credit available to Debtor; and

          WHEREAS,  Debtor,  the  other  Credit  Parties  and  GE
Capital desire to modify the Letter of Credit Agreement in certain respects, all in accordance with and subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor, the other Credit Parties and GE Capital do hereby agree as follows:

          1. Waiver. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in Section 7 below, GE Capital hereby waives (i) any Default or Event of Default resulting from any failure of Debtor to meet the Minimum EBITDA financial covenant in clause (c) of Annex C solely for the Fiscal Quarters ending December 31, 2001 and March 31, 2002, as such financial covenant is in effect immediately prior to the date of this Amendment or as it was in effect immediately prior to the Eighth Amendment Effective Date; provided, however that any such Default or Event of Default shall automatically be restored if Debtor shall fail or have failed to satisfy the financial covenant as amended hereby, and (ii) any Default or Event of Default resulting from any failure of Debtor to meet the Minimum Fixed Charge Coverage Ratio financial covenant in clause (a) of Annex C solely for the Fiscal Quarter ending March 31, 2002, as such financial covenant is in effect immediately prior to the date of this Amendment; provided, however that any such Default or Event of Default shall automatically be restored if Debtor shall fail or have failed to satisfy the financial covenant as amended hereby.

2. Amendment of the Letter of Credit Agreements. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent specified in Section 7 below, the Letter of Credit Agreement is hereby amended as follows:
          A. Section 1.10 of the Letter of Credit Agreement is hereby deleted and a new Section 1.10 is substituted in lieu thereof to read in its entirety as follows:

                    1.10  Access.   Debtor shall,  during  normal
               business hours, subject to Debtor's reasonable and customary safety, security and confidentiality policies and regulations, from time to time upon one (1) Business Day's prior notice: (a) provide Creditor and any of its officers, employees and agents access to the properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Creditor, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Creditor, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other
               Collateral of any Credit Party and to perform collateral appraisals and environmental reviews at Creditor's discretion. Debtor and the Credit Parties shall be liable for all costs and expenses relating to any and all of the foregoing inspections, appraisals, evaluations or reviews conducted by Creditor or any of its officers, employees and agents irrespective of whether or not any Default or Event of Default exists at the time of any such inspection, appraisal, evaluation or review. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by Creditor, Debtor shall cause each such Credit Party to provide such access at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Debtor shall provide Creditor with access to the suppliers and customers of each Credit Party. Debtor shall cause each Credit Party to make available to Creditor and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Creditor may request. Debtor shall cause each Credit Party to deliver any document or instrument necessary for Creditor, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party.

          B. Clause (a) of Annex C is deleted in its entirety and replaced with a new clause (a) as set forth below:

                (a) Minimum Fixed Charge Coverage Ratio. The Debtor and its Subsidiaries shall have on a consolidated basis, as of the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the period set forth below of not less than the following:



             Fiscal Quarter              Minimum Fixed
                                            Charge
                                        Coverage Ratio

             for the Rolling Period      0.20 to 1.00
             ending September 30,
             2001

             for the Rolling Period      0.01 to 1.00
             ending December 31, 2001

             for the three month         -1.80 to 1.00
             period ending March 31,
             2002

             for the six month period    -1.20 to 1.00
             ending June 30, 2002

             for the nine month          -0.30 to 1.00
             period ending September
             30, 2002

             for the Rolling Period       0.20 to 1.00
             ending December 31, 2002

             for the Rolling Period      1.70 to 1.00
             ending on each Fiscal
             Quarter thereafter



          C. Clause (c) of Annex C is deleted in its entirety and replaced with a new clause (c) set forth below:

               (c) Minimum EBITDA. Debtor and its Subsidiaries shall have on a consolidated basis, for each period set forth below, an EBITDA for such period of not less than the following:

               Fiscal Quarter            Minimum EBITDA

               for the Rolling Period       $8,000,000
               ending September 30,
               2001

               for the Rolling Period       -$3,300,000
               ending December 31, 2001

               for the three month         -$13,300,000
               period ending March 31,
               2002

               for the six month period    -$16,400,000
               ending June 30, 2002

               for the nine month           $1,400,000
               period ending September
               30, 2002

               for the Rolling Period       $20,500,000
               ending December 31, 2002

               for the Rolling Period       $80,000,000
               ending on each Fiscal
               Quarter thereafter



          D. Annex E is amended by adding a new clause (m) to the end thereof to read in its entirety as follows:

                    (m)   Weekly  Cash  Flow Forecast.   No  less
               frequently than the last Business Day of each calendar week, a twelve-week cash flow forecast for the Debtor and its Subsidiaries for the next succeeding period of twelve consecutive calendar weeks, in such form and with such detail as is satisfactory to Creditor, accompanied by such supporting detail and documentation as shall be requested by Creditor in its reasonable discretion.

           E. Section 6.3(o) of the Letter of Credit Agreement is amended by deleting clause (i) thereof in its entirety and replacing it with a new clause (i) to read as follows:

               (i) the aggregate outstanding principal amount  of
               all   Bayview   Indebtedness  shall   not   exceed
               $48,000,000 plus any capitalized fees at any one time,

          3. No Other Amendments. Except for the waiver expressly set forth and referred to in Section 1 and the amendments expressly set forth and referred to in Section 2, the Letter of Credit
Agreement  shall remain unchanged and in full force  and  effect.
Nothing in this Amendment is intended or shall be construed to be a novation of any of the Letter of Credit Agreement or to affect, modify or impair the continuity or perfection of GE Capital's
Liens under the Collateral Documents.


          4. Representations and Warranties. To induce GE Capital to enter into this Amendment, Debtor and each of the other Credit Parties hereby warrant, represent and covenant to GE Capital that: (a) this Amendment has been duly authorized, executed and delivered by Debtor and each Credit Party signatory thereto, (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of this date, and (c) after giving effect to this Amendment, all of the representations and warranties made by Debtor and each Credit Party in the Letter of Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by Debtor or any Credit Party of any of its representations and warranties contained in this Section 4 shall be an Event of Default under the Letter of Credit Agreement.
5. Ratification and Acknowledgment. Debtor and each of the other Credit Parties hereby ratify and reaffirm each and every term, covenant and condition set forth in the Letter of Credit Agreement and all other documents delivered by such company in connection therewith (including without limitation the other
Letter of Credit Documents to which Debtor or any Credit Party is a party), effective as of the date hereof.
6. Estoppel. To induce GE Capital to enter into this Amendment, Debtor and each of the other Credit Parties hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Debtor or any Credit Party as against GE Capital with respect to the obligations of Debtor or any Credit Party to GE Capital under the Letter of Credit Agreement or the other Letter of Credit
Agreement Documents, either with or without giving effect to this Amendment.

          7. Conditions to Effectiveness. This Amendment shall become effective, as of the Effective Date, (a) upon receipt by GE
Capital of this Amendment, duly executed, completed and delivered by Debtor and each other Credit Party, together with the related fee letter, duly executed by Debtor, in each case, in form and substance satisfactory to GE Capital and (b) the Eighth Amendment to Securitization Agreements, dated as of the date hereof, among Consolidated Freightways Funding LLC, Consolidated Freightways
Corporation of Delaware and GE Capital shall have been executed and delivered to GE Capital and be in full force and effect.
Upon the effective date of this Amendment, the waivers set forth in Section 1 and the amendments set forth in Section 2 of this Amendment shall become effective as of the effective date of this Amendment.


          8. Reimbursement of Expenses. Debtor and each of the other Credit Parties hereby agree that Debtor and each of the other Credit Parties shall reimburse GE Capital on demand for all costs and expenses (including without limitation reasonable attorney's fees) incurred by GE Capital in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.
9.   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.
10. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Debtor and each of the other Credit Parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

          11. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.
12. Entire Agreement. The Letter of Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

          [Remainder of page intentionally blank; next page is signature page]


          IN WITNESS WHEREOF, the parties have caused this Ninth Amendment to Letter of Credit Agreements to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.



                         DEBTOR:



                         CONSOLIDATED FREIGHTWAYS CORPORATION


                         By Robert E. Wrightson
                         Name:/s/Robert E. Wrightson
                         Title: Executive Vice President and
                         Chief Financial Officer



                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By/s/Craig Winslow
                         Name:     Craig Winslow
                              Its Duly Authorized Signatory


                         SUBSIDIARY GUARANTORS:


                         CONSOLIDATED FREIGHTWAYS CORPORATION OF
                         DELAWARE




                         By Robert E. Wrightson
                         Name:/s/Robert E. Wrightson
                         Title: Executive Vice President and
                         Chief Financial Officer









                         CF AIRFREIGHT CORPORATION




                         By Robert E. Wrightson
                         Name:/s/Robert E. Wrightson
                         Title: Executive Vice President and
                         Chief Financial Officer


                         REDWOOD SYSTEMS, INC.


                         By:/s/Kerry K. Morgan
                         Name: Kerry K. Morgan
                         Title:  Vice President and Treasurer


                         LELAND JAMES SERVICE CORPORATION


                         By:/s/Kerry K. Morgan
                         Name: Kerry K. Morgan
                         Title:  Vice President and Treasurer


                         CF MOVESU.COM INCORPORATED


                         By:/s/Kerry K. Morgan
                         Name: Kerry K. Morgan
                         Title:  Vice President and Treasurer